SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Company)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the eDiets.com, Inc. (the “Company”) amended Article XIV of the Company’s By-laws (the “By-laws”), effective as of December 21, 2007, to allow for the issuance of uncertificated shares. The Board of Directors adopted this amendment in response to new Securities and Exchange Commission rules and Nasdaq Stock Market listing standards which require securities listed on the Nasdaq Stock Market to be eligible for a direct registration system by January 2008.

The foregoing description of the amendment to the Company’s By-laws is qualified in its entirety by reference to the full text of the Amended Article XIV of the Company’s By-laws, as amended by such amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This copy has been “black-lined” to show such amendment to the Company’s By-laws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	By-laws, as amended

SIGNATURES

eDiets.com, Inc.

By:	/s/ Steve Rattner
Steve Rattner
Chief Executive Officer

Date: December 21, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-laws, as amended